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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of our report dated March 16, 2006, except for Notes 12 and 14, as to which the date is June 16, 2006, relating to the financial statements of Festival Fun Parks, LLC appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ Deloitte & Touche, LLP

DELOITTE & TOUCHE, LLP
Los Angeles, California

June 16, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM